LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Full Year 2013 Results - Record Performance
•	Concert Attendance Up 19% - Total Ticketmaster 400 Million Fans Delivering Over $17 Billion GTV
•	900 Million Fans Visit Ticketmaster, Creating User Database of 250 Million Fan Preferences
•	Revenue Up 11% to $6.5 Billion
•	AOI Increased 10% to $505 Million
•	Moved to Profitability in Operating Income of $140 Million
•	Adjusted Net Income Up $157 Million to ($7 Million)
•	Reported Net Income Improved by $120 Million
•	Free Cash Flow Up 9% to $300 Million
•	Full Year Adjusted EPS Up $0.84 to ($0.04); Reported EPS Up $0.65

LOS ANGELES – February 24, 2014 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three and twelve months ended December 31, 2013.

2013 Results
We had a record year in 2013 and are well positioned for continued growth in 2014. During 2013, we further grew our unmatched concerts global fan base by 10 million fans, attracting almost 60 million fans to our concerts. This tremendous growth fueled our sponsorship and ticketing businesses with Ticketmaster managing nearly 400 million total tickets in 2013. Combined, we delivered a record year for revenue, AOI and free cash flow. Our results demonstrate the effectiveness of our business model, establishing Live Nation as what we believe to be the number one player in each of our businesses, with concerts driving our flywheel, which is then monetized across our high margin on-site, sponsorship and ticketing businesses.

Strong Fan Demand for Live Events
We continue to see the tremendous power of live events, with strong global consumer demand. Research shows that live events are a high priority for discretionary spending, and over 80% of our fans surveyed indicate that they plan on attending the same or more events in 2014 as in 2013.
Another sign of the strength of our business is that 85% of Live Nation’s fan growth came organically, from our promoting more shows in amphitheaters, arenas and stadiums; from launching new festivals; and from establishing operations in new markets. We believe the live business will continue to have strong global growth for years to come as fan demand, artist supply and new markets come together.

Technology Making Live Music Global
Another reason for the strength of live events is that technology has rapidly transformed the business in a positive fashion; live is not duplicable, and new social platforms have enabled fans around the globe to get close to their favorite artists. Fans in every corner of the globe can discover, follow, share and embrace artists, translating into greater demand for tours in all markets.

And as music has gone global, technology is enabling a similar transformation of ticketing. Today the vast majority of ticketing transactions are online or via mobile. Ticket sales are continuing their rapid shift to mobile, almost doubling again in 2013 to 14% of total ticket sales.
Today fans are hearing about concerts either from friends or by some digital means 70% of the time. As Ticketmaster continues to improve its products for fans to buy and manage tickets digitally, more fans will be able to find out about shows, coordinate with their friends, and go to more concerts or other live events. As a result, we believe that Ticketmaster will sell more tickets, Ticketmaster’s clients will benefit from increased sales and Live Nation concerts will increase its attendance per show.

Concerts Division Delivers Record Setting Performance
We continue to build share across our businesses, starting by growing our concert business well above industry growth rates, as we were the lead or exclusive promoter on 21 of the top 25 grossing tours in North America. In addition, we built our festival portfolio, adding a million fans, and we expanded further into emerging markets with nearly one million more fans there as well, now reaching fans in 33 countries.
As we grew the business, we did so consistently across markets and venue types - we increased both attendance and attendance per show at every type of venue, from theaters and clubs to amphitheaters to arenas and stadiums, showing the consistent strength of our business.
We are also seeing this growth across all genres of music, with country music delivering the greatest fan growth, up 2.3 million fans to nearly 7 million, increasing 50% from last year. Newer artists and genres also contributed to our growth, with 7 of our top 10 tours led by young artists and EDM as our fastest growing genre.

Artist Nation Directly Supports Concert Business
Our concerts growth was supported by greater alignment with our artist management business, as we increased the number of shows we promoted with top Artist Nation acts by 50%. This delivered increased value of approximately $20 million to our concerts and ticketing businesses, while also providing additional opportunities for our sponsors. 2013 was a year of rebuilding for this business, and we now feel confident that with new leadership we will grow our artist management business in 2014 and it will continue to be a valuable pipeline into our concerts flywheel.

Sponsorship & Advertising Continue Double-Digit Growth
Our sponsorship & advertising business has now reached almost $300 million in revenue, connecting over 750 sponsors with 900 million visitors to our online and mobile sites globally and our 60 million concert-going fans. We now have the scale to attract a broad advertising base, which drove a 26% increase in ad units sold in 2013.
At the same time our traditional sponsorship business continues to show strength, growing 11% last year. This was led by a 29% increase in festival sponsorship, where we continue averaging almost $10 revenue per fan across our 4.5 million fans attending 62 festivals.

Ticketmaster Focus on Products Driving Growth
Ticketmaster also continues to build upon its strength, with nearly 400 million tickets issued and managed, generating over $17 billion in gross transaction value, making Ticketmaster one of the top ecommerce sites in the world. And with a 106% client net renewal rate in 2013, our platforms and products are demonstrating their value to clients.
With the first new product launch enabled by our new platform, Ticketmaster resale delivered a 26% growth in GTV of tickets sold through our secondary business. This innovative fan-oriented product gives all options - primary and secondary - together in one place for full transparency for the fans. We believe the $9 billion secondary market that has historically not benefitted content owners will start to be captured by teams and artists, and

Ticketmaster resale will be at the forefront of empowering this. To date we have partnered with two-thirds of the NFL, NBA and NHL teams and over 1,000 concerts in launching this product.
Our team of over 500 engineers continues to work on new mobile products, improving the online experience, and building a new ticketing platform to enable Ticketmaster to substantially upgrade its commerce suite of features for both fans and its B2B clients over the next two years.

2014 Growth Drivers
As we head into 2014, we are more optimistic than ever on the growth potential of our business and our ability to deliver our 3-year plan as laid out for 2014 and 2015.
While we had tremendous success building our concert fan base in 2013, we believe there is more runway ahead that will allow us to continue to build share, add festivals to our global portfolio and enter more emerging markets. Early indicators show we are off to a strong start, with event-related deferred revenue up 19% year on year to $434 million as of December 31st, 2013 and concert ticket sales for shows in 2014 up 12% as of February 15th, 2014 as compared to this time last year.
We expect sponsorship & advertising to continue dependable growth at recent historical rates, further building our global sponsor base and expanding our online ad units as we grow and extend our online and mobile presence.
At Ticketmaster, we plan on delivering a client net renewal rate of over 100% as we further distinguish ourselves as the best ticketing partner to help clients market and sell their events, and see continued opportunity in 2014 to further build our Ticketmaster resale platform. We have had a strong start to the year, with overall ticket sales up 8% through February 15th this year as compared to last year.
Michael Rapino

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Events & Webcasts section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the Quarterly & Financial Reports portion of the Reports section at the same link. A replay of the webcast will also be available on the Live Nation website.

(Photo credit: Justin Timberlake: Frank Micelotta, Beyonce: Frank Micelotta)

About Live Nation Entertainment:
Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of four market leaders: Ticketmaster, Live Nation Concerts, Artist Nation Management and Live Nation Media/Sponsorship. For additional information, visit investors.livenationentertainment.com.

Follow us @twitter.com/LiveNationInc

Investor Contact: Maili Bergman (310) 867-7000 IR@livenation.com
Media Contact: Jacqueline Peterson (310) 360-3051 jacquelinepeterson@livenation.com

FINANCIAL HIGHLIGHTS – 4th QUARTER AND FULL YEAR
(Q4 unaudited; $ in millions)

	Q4 2013	Q4 2012	Growth	12 months 2013	12 months 2012	Growth
Revenue
Concerts	$1,083.7	$915.8	18%	$4,517.2	$3,870.4	17%
Ticketing	388.0	372.5	4%	1,407.8	1,374.0	2%
Artist Nation	91.8	101.3	(9%)	352.9	399.9	(12%)
Sponsorship & Advertising	63.1	54.7	15%	284.7	247.9	15%
Other & Eliminations	(13.5)	(7.1)	(90%)	(84.1)	(73.2)	(15%)
	$1,613.1	$1,437.2	12%	$6,478.5	$5,819.0	11%

Adjusted Operating Income (Loss)
Concerts	$(39.9)	$(29.0)	(38%)	$60.3	$31.4	92%
Ticketing	80.7	68.6	18%	298.1	294.6	1%
Artist Nation	12.0	5.1	**	32.1	38.1	(16%)
Sponsorship & Advertising	40.5	37.8	7%	194.8	175.6	11%
Other & Eliminations	(0.6)	(0.5)	(20%)	(1.8)	(1.6)	(13%)
Corporate	(21.4)	(19.5)	(10%)	(78.3)	(79.0)	1%
	$71.3	$62.5	14%	$505.2	$459.1	10%

Operating Income (Loss)
Concerts	$(81.4)	$(77.1)	(6%)	$(39.6)	$(120.1)	67%
Ticketing	19.3	22.4	(14%)	101.8	122.8	(17%)
Artist Nation	0.3	(75.9)	**	(11.7)	(80.6)	85%
Sponsorship & Advertising	38.6	36.8	5%	191.6	173.8	10%
Other & Eliminations	(0.1)	(0.1)	**	—	(0.1)	**
Corporate	(27.7)	(32.4)	15%	(102.4)	(117.4)	13%
	$(51.0)	$(126.3)	60%	$139.7	$(21.6)	**

** percentages are not meaningful

As of December 31, 2013, total cash and cash equivalents were $1.3 billion, which includes $538 million in ticketing client cash and $445 million in free cash. Event-related deferred revenue was $434 million as of December 31, 2013, compared to $364 million as of the same date in 2012. Free cash flow was $17 million for the fourth quarter of 2013 as compared to $1 million in the fourth quarter of 2012, and $300 million for the full year 2013 versus $276 million for 2012 (including $26 million of tax refunds received in 2012).

LIVE NATION ENTERTAINMENT, INC.
KEY OPERATING METRICS

	Year Ended December 31,
	2013	2012	2011
Concerts (1)
Total estimated events:
North America	15,582	14,942	15,526
International	7,270	6,996	6,718
Total estimated events	22,852	21,938	22,244
Total estimated fans (rounded):
North America	38,009,000	32,079,000	31,060,000
International (2)	21,527,000	17,915,000	16,803,000
Total estimated fans	59,536,000	49,994,000	47,863,000
Ancillary net revenue per attendee:
North America amphitheaters	$18.44	$18.56	$18.11
International festivals	$17.69	$15.55	$16.62
Ticketing (3)
Number of tickets sold (in thousands):
Concerts	76,524	75,372	71,632
Sports	30,059	28,760	27,055
Arts and theater	19,112	19,961	21,891
Family	16,628	15,970	14,248
Other (4)	6,529	7,669	6,541
	148,852	147,732	141,367

Gross transaction value of tickets sold (in thousands)	$9,352,673	$9,146,254	$8,441,230

Sponsorship & Advertising
Sponsorship revenue (in thousands)	$212,869	$191,773	$179,734
Online advertising revenue (in thousands)	$71,823	$56,148	$51,057

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attended an event. Festivals are counted as one event in the quarter in which the festival begins but number of fans is based on the days the person was present at the festival and thus can be reported in multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
In prior years, estimated fans for international festivals was based on the number of fans who purchased a ticket. In 2013, we are reporting estimated fans for international festivals based on the number of fans who attend the festival to be consistent with all other events. Prior period amounts have been adjusted to reflect the current period presentation. This adjustment resulted in increases in estimated fans of approximately 1.2 million and 1.1 million for the years ended December 31, 2012 and 2011, respectively.

(3)
The number and gross transaction value of tickets sold includes primary tickets only and excludes tickets sold for the 2012 Olympics. These metrics include tickets sold during the period regardless of event timing except for our promoted events in our owned or operated venues and in certain European territories where these tickets are reported as the events occur. The total number of tickets sold reported above for 2013, 2012 and 2011 excludes approximately 250 million, 255 million and 256 million, respectively, of tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, for which we do not receive a fee.

(4)	Other category includes tickets for comedy shows, facility tours, donations, lectures, seminars and cinemas.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2013	2012	2011
	(in thousands except share and per share data)
Revenue	$6,478,547	$5,819,047	$5,383,998
Operating expenses:
Direct operating expenses	4,680,507	4,151,277	3,789,488
Selling, general and administrative expenses	1,226,892	1,143,632	1,111,969
Depreciation and amortization	368,923	429,557	343,018
(Gain) loss on disposal of operating assets	(38,259)	(514)	978
Corporate expenses	94,385	113,364	112,157
Acquisition transaction expenses	6,439	3,370	8,051
Operating income (loss)	139,660	(21,639)	18,337
Interest expense	111,659	123,740	120,414
Loss (gain) on extinguishment of debt	36,269	(460)	—
Interest income	(5,071)	(4,170)	(4,215)
Equity in earnings of nonconsolidated affiliates	(856)	(9,921)	(7,742)
Other expense, net	2,796	1,333	6,507
Loss before income taxes	(5,137)	(132,161)	(96,627)
Income tax expense (benefit)	30,878	29,736	(26,224)
Net loss	(36,015)	(161,897)	(70,403)
Net income attributable to noncontrolling interests	7,363	1,330	12,613
Net loss attributable to common stockholders of Live Nation Entertainment, Inc.	$(43,378)	$(163,227)	$(83,016)

Basic and diluted net loss per common share attributable to common stockholders of Live Nation Entertainment, Inc.	$(0.22)	$(0.87)	$(0.46)
Weighted average common shares outstanding:
Basic and diluted	193,885,066	186,955,748	182,388,070

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,299,184	$1,001,055
Accounts receivable, less allowance of $19,850 and $19,794 in 2013 and 2012, respectively	439,151	415,790
Prepaid expenses	378,342	359,936
Other current assets	43,427	36,031
Total current assets	2,160,104	1,812,812
Property, plant and equipment
Land, buildings and improvements	816,931	852,175
Computer equipment and capitalized software	421,846	338,919
Furniture and other equipment	210,866	200,743
Construction in progress	52,883	56,822
	1,502,526	1,448,659
Less accumulated depreciation	795,726	726,873
	706,800	721,786
Intangible assets
Definite-lived intangible assets, net	676,564	724,463
Indefinite-lived intangible assets	376,736	377,463
Goodwill	1,466,983	1,357,827
Other long-term assets	296,334	296,455
Total assets	$5,683,521	$5,290,806
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$656,253	$557,953
Accounts payable	111,320	102,718
Accrued expenses	668,799	626,723
Deferred revenue	486,433	402,002
Current portion of long-term debt	278,403	62,050
Other current liabilities	54,310	16,726
Total current liabilities	2,255,518	1,768,172
Long-term debt, net	1,530,484	1,677,955
Long-term deferred income taxes	161,637	199,596
Other long-term liabilities	85,035	94,409
Commitments and contingent liabilities
Redeemable noncontrolling interests	61,041	42,100
Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 199,974,160 and 190,853,380 shares issued and 199,566,136 and 190,853,380 shares outstanding in 2013 and 2012, respectively	1,978	1,877
Additional paid-in capital	2,368,281	2,272,882
Accumulated deficit	(951,796)	(908,418)
Cost of shares held in treasury (408,024 shares in 2013)	(6,865)	—
Accumulated other comprehensive loss	(2,370)	(10,923)
Total Live Nation Entertainment, Inc. stockholders’ equity	1,409,228	1,355,418
Noncontrolling interests	180,578	153,156
Total equity	1,589,806	1,508,574
Total liabilities and equity	$5,683,521	$5,290,806

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,015)	$(161,897)	$(70,403)
Reconciling items:
Depreciation	122,164	124,593	129,177
Amortization	246,759	304,964	213,841
Deferred income tax benefit	(15,888)	(10,957)	(45,603)
Amortization of debt issuance costs and discount/premium, net	20,187	16,696	13,059
Provision for uncollectible accounts receivable and advances	6,098	8,787	9,272
Loss (gain) on extinguishment of debt	36,269	(460)	—
Non-cash compensation expense	28,415	37,063	50,045
Unrealized changes in fair value of contingent consideration	(1,855)	(894)	(11,691)
(Gain) loss on disposal of operating assets	(38,259)	(514)	978
Equity in earnings of nonconsolidated affiliates	(856)	(9,921)	(7,742)
Other, net	(1,024)	1,642	2,481
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	11,544	(20,319)	(79,807)
Decrease (increase) in prepaid expenses	4,537	(69,175)	73,314
Increase in other assets	(115,645)	(41,707)	(83,928)
Increase in accounts payable, accrued expenses and other liabilities	114,253	64,437	6,817
Increase (decrease) in deferred revenue	36,788	124,760	(64,105)
Net cash provided by operating activities	417,472	367,098	135,705
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions from nonconsolidated affiliates	13,889	9,241	9,273
Investments made in nonconsolidated affiliates	(9,628)	(3,788)	(15,770)
Purchases of property, plant and equipment	(134,868)	(123,811)	(107,500)
Proceeds from disposal of operating assets, net of cash divested	82,618	8,293	7,391
Cash paid for acquisitions, net of cash acquired	(93,537)	(75,641)	(39,465)
Purchases of intangible assets	(522)	(14,562)	(2,591)
Other, net	(1,615)	(3,523)	(3,355)
Net cash used in investing activities	(143,663)	(203,791)	(152,017)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	903,179	538,124	(669)
Payments on long-term debt	(886,597)	(525,060)	(31,338)
Contributions from noncontrolling interests	363	825	711
Distributions to noncontrolling interests	(17,384)	(20,079)	(20,863)
Purchases and sales of noncontrolling interests, net	(50,876)	(4,259)	(47,610)
Proceeds from exercise of stock options	85,110	1,143	2,705
Proceeds from sale of common stock	—	—	76,492
Payments for deferred and contingent consideration	(811)	(10,585)	(23,807)
Net cash provided by (used in) financing activities	32,984	(19,891)	(44,379)
Effect of exchange rate changes on cash and cash equivalents	(8,664)	13,386	12,186
Net increase (decrease) in cash and cash equivalents	298,129	156,802	(48,505)
Cash and cash equivalents at beginning of period	1,001,055	844,253	892,758
Cash and cash equivalents at end of period	$1,299,184	$1,001,055	$844,253

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s positioning for growth in 2014 and beyond, as well as its ability to deliver its 3-year plan as laid out for 2014 and 2015; its anticipated addition of festivals and entry into new emerging markets; its expectation that its sponsorship & advertising business will continue to grow in 2014 at recent historical rates; its expectations regarding strong client net renewal rates for Ticketmaster, as well as regarding increased ticket sales and related attendance, and the anticipated impacts of the company’s new resale platform and other technological upgrades; and anticipated growth in the company’s artist management business in 2014. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements, payments under the Trust Note and acquisition-related severance), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and non-cash and certain stock-based compensation expense (including expense associated with grants of certain stock-based awards which were classified as liabilities). The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.
Adjusted Net Income and Adjusted EPS are non-GAAP financial measures that the company defines as net income (loss) attributable to common stockholders of Live Nation Entertainment, Inc. less loss on extinguishment of debt on both a total and per share basis. The company uses adjusted net income and adjusted EPS to evaluate the performance of its operations without the impact of debt financing costs. The company believes that information about adjusted net income and adjusted EPS assists investors by allowing them to evaluate changes in the results of the business separate from financing transaction costs that affect net income. Adjusted net income and adjusted EPS are not calculated or presented in accordance with GAAP. A limitation of the use of adjusted net income and adjusted EPS as performance measures is that they do not reflect the costs of financing transactions. Accordingly, adjusted net income and adjusted EPS should be considered in addition to, and not as a substitute for, net income (loss) and net income (loss) per common share attributable to common stockholders of Live Nation Entertainment, Inc. and other measures of financial performance reported in accordance with GAAP. Furthermore, these measures may vary among other companies; thus, adjusted net income and adjusted EPS as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)

	Three Months Ended December 31, 2013

Concerts	$(39.9)	$1.6	$4.7	$35.8	$(0.6)	$(81.4)
Ticketing	80.7	(0.8)	—	62.2	—	19.3
Artist Nation	12.0	0.2	(0.1)	11.7	(0.1)	0.3
Sponsorship & Advertising	40.5	0.2	—	1.6	0.1	38.6
Other and Eliminations	(0.6)	—	—	(0.5)	—	(0.1)
Corporate	(21.4)	4.1	—	0.5	1.7	(27.7)
Total Live Nation	$71.3	$5.3	$4.6	$111.3	$1.1	$(51.0)

	Three Months Ended December 31, 2012

Concerts	$(29.0)	$1.4	$—	$45.5	$1.2	$(77.1)
Ticketing	68.6	1.6	—	44.6	—	22.4
Artist Nation	5.1	0.8	—	79.4	0.8	(75.9)
Sponsorship & Advertising	37.8	0.1	—	0.9	—	36.8
Other and Eliminations	(0.5)	(0.1)	(0.2)	(0.1)	—	(0.1)
Corporate	(19.5)	5.6	—	0.6	6.7	(32.4)
Total Live Nation	$62.5	$9.4	$(0.2)	$170.9	$8.7	$(126.3)

	Twelve Months Ended December 31, 2013

Concerts	$60.3	$5.7	$(38.9)	$132.4	$0.7	$(39.6)
Ticketing	298.1	5.3	—	190.8	0.2	101.8
Artist Nation	32.1	0.6	0.6	42.6	—	(11.7)
Sponsorship & Advertising	194.8	0.8	—	2.3	0.1	191.6
Other and Eliminations	(1.8)	—	—	(1.8)	—	—
Corporate	(78.3)	16.1	—	2.6	5.4	(102.4)
Total Live Nation	$505.2	$28.5	$(38.3)	$368.9	$6.4	$139.7

	Twelve Months Ended December 31, 2012

Concerts	$31.4	$5.6	$(0.5)	$145.6	$0.8	$(120.1)
Ticketing	294.6	6.3	(0.2)	165.9	(0.2)	122.8
Artist Nation	38.1	1.8	—	115.7	1.2	(80.6)
Sponsorship & Advertising	175.6	0.6	—	1.2	—	173.8
Other and Eliminations	(1.6)	(0.1)	0.2	(1.6)	—	(0.1)
Corporate	(79.0)	22.8	—	2.8	12.8	(117.4)
Total Live Nation	$459.1	$37.0	$(0.5)	$429.6	$14.6	$(21.6)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q4 2013	Q4 2012
Adjusted operating income	$71.3	$62.5
Less: Cash interest expense — net	(13.9)	(23.0)
Cash taxes	(12.8)	(8.4)
Maintenance capital expenditures	(21.1)	(20.8)
Distributions to noncontrolling interests	(5.1)	(10.9)
Distributions from (contributions to) investments in nonconsolidated affiliates	(1.3)	2.0
Free cash flow	$17.1	$1.4
Revenue generating capital expenditures	(15.1)	(14.3)
Net	$2.0	$(12.9)

($ in millions)	12 months 2013	12 months 2012
Adjusted operating income	$505.2	$459.1
Less: Cash interest expense — net	(86.7)	(108.0)
Cash taxes	(45.6)	2.2
Maintenance capital expenditures	(59.6)	(63.0)
Distributions to noncontrolling interests	(17.4)	(20.1)
Distributions from (contributions to) investments in nonconsolidated affiliates	4.3	5.5
Free cash flow	$300.2	$275.7
Revenue generating capital expenditures	(56.7)	(60.3)
Net	$243.5	$215.4

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2013
Cash and cash equivalents	$1,299.2
Client cash	(538.4)
Deferred revenue — event-related	(433.8)
Accrued artist fees	(29.3)
Collections on behalf of others	(37.0)
Prepaids related to artist settlements/events	184.0
Free cash	$444.7

Reconciliation of Net Loss Attributable to Common Stockholders of Live Nation Entertainment, Inc. to
Adjusted Net Income and Adjusted EPS

($ in millions except share and per share data)	12 months 2013	12 months 2012
Net Loss attributable to common stockholders of Live Nation Entertainment, Inc.	$(43.4)	$(163.2)
Add: Loss (gain) on extinguishment of debt	$36.3	$(0.5)
Adjusted net loss attributable to common stockholders of Live Nation Entertainment, Inc.	$(7.1)	$(163.7)

Basic and diluted adjusted net loss attributable to common stockholders of Live Nation Entertainment, Inc. (Adjusted EPS)	$(0.04)	$(0.88)